UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2017

KELLY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-1088	38-1510762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084

(Address of Principal Executive Offices) (Zip Code)

(248) 362-4444

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Carl T. Camden

On April 11, 2017, Carl T. Camden, the President and Chief Executive Officer and a director of Kelly Services, Inc. (the “Company”), advised the Board of Directors of his decision to retire as an executive officer and director of the Company, effective immediately prior to the Company’s annual meeting of shareholders scheduled for May 10, 2017.

In connection with his retirement, Mr. Camden and the Company entered into a Retirement Agreement dated as of April 13, 2017 (the “Retirement Agreement”). The Retirement Agreement provides that Mr. Camden will be entitled to receive his base salary through the effective date of his retirement and coverage under the Company’s medical and dental plans through the end of May 2017.

The Retirement Agreement further provides that Mr. Camden will be entitled to receive a pro rata portion of the three outstanding performance awards granted to Mr. Camden during 2015, 2016 and 2017 under the Company’s Equity Incentive Plan (the “EIP”). The prorated amounts will be payable following the end of each applicable performance period at such time as the Compensation Committee of the Company’s Board of Directors determines that the applicable management performance objectives have been attained. The prorated performance awards will be based on the level of the management performance objectives attained for each of the applicable performance periods, determined as if Mr. Camden had continued his employment through the end of the performance period. For purposes of the proration calculations and in exchange for certain commitments in the Retirement Agreement, the Company agreed in the Retirement Agreement to treat Mr. Camden’s retirement as becoming effective as of May 31, 2017. The payments will otherwise be calculated in a manner consistent with the terms of Mr. Camden’s performance awards, taking into account that Mr. Camden is normal retirement eligible under the terms of the EIP.

Mr. Camden’s retirement will result in the forfeiture of his unvested restricted share awards under the EIP and his 2017 annual award under the Company’s Short-Term Incentive Plan. Amounts payable to Mr. Camden pursuant to the Company’s Management Retirement Plan will be paid out in a manner consistent with the payment elections previously made by Mr. Camden. Mr. Camden will not be entitled to benefits under the Company’s Executive Severance Plan.

As a result of his retirement, Mr. Camden will not stand for election as a director at the Company’s 2017 annual meeting of shareholders.

Appointment of George S. Corona

At a meeting held on April 13, 2017, the Board of Directors of the Company appointed George S. Corona as the President and Chief Executive Officer of the Company, effective as of May 10, 2017.

Mr. Corona, 58, has served since 2009 as the Executive Vice President and Chief Operating Officer of the Company. Mr. Corona has been responsible for all of the Company’s regions and operating units, including the Americas, APAC, EMEA, the Centers of Excellence (CoE), and the Outsourcing and Consulting Group. He has also had responsibility for the Company’s Global Solutions, IT, Service and Marketing organizations. Prior to joining Kelly in 1994, Mr. Corona held management roles at Digital Equipment Professional Services Group and Burroughs Corporation. Mr. Corona holds a master’s degree in business administration from Oakland University and a bachelor’s degree in business administration from Wayne State University.

The Board of Directors further approved the inclusion of Mr. Corona as a nominee for election as a director at the Company’s 2017 annual meeting of shareholders.

Additional Information and Where to Find It

The Company has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A dated as of April 7, 2017 relating to its annual meeting of shareholders to be held on May 10, 2017. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE COMPANY’S ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING. The Company’s stockholders may obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the Company’s stockholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://ir.kellyservices.com/sec.cfm or by directing a request to: Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4782 Attn: James M. Polehna, (248) 244-4586, polehjm@kellyservices.com.

Except as otherwise set forth herein, the information in the proxy statement remains unchanged and is incorporated by reference as relevant in this Current Report on Form 8-K.

Participants

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in connection with the Company’s annual meeting of shareholders. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the annual meeting is set forth in the proxy statement and the other relevant documents filed with the SEC. You can find information about the Company’s directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended January 1, 2017 and in the proxy statement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Retirement Agreement between Kelly Services, Inc. and Carl T. Camden dated as of April 13, 2017.

99.1	Press Release dated April 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: April 14, 2017	/s/ James M. Polehna
James M. Polehna
Vice President and Secretary

Exhibit Index

Exhibit No.	Exhibit

10.1	Retirement Agreement between Kelly Services, Inc. and Carl T. Camden dated as of April 13, 2017.

99.1	Press Release dated April 14, 2017.